Exhibit 99.1
Press Release
Micromet, Inc. reports fourth quarter and full year 2006 financial results
Carlsbad, CA — March 16, 2007 — Micromet, Inc. (NASDAQ: MITI) (“Micromet” or the “Company”), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today announced its financial results for the fourth quarter and the full year ended December 31, 2006. As a result of the reverse merger between Micromet AG and CancerVax Corporation that was completed on May 5, 2006, the financial information included below for the fiscal year 2005 and through May 5, 2006 is based solely on Micromet AG’s historical financial statements without the inclusion of the financial results of CancerVax.
Recent Highlights:

—	Micromet received a $10 million milestone payment from Merck Serono following the completion of phase 2 clinical trials of adecatumumab (MT201) and amended their collaboration agreement to continue development of adecatumumab.

—	Micromet presented clinical results from a phase 2a trial of adecatumumab in metastatic breast cancer at the annual Breast Cancer Meeting in San Antonio, Texas.

—	Micromet presented encouraging interim data from an ongoing phase 1 clinical trial of MT103 during an oral presentation session at the 48th Annual Meeting of the American Society of Hematology (ASH) in Orlando. MT103 is being developed for the treatment of patients with B cell-derived lymphomas and leukemias.

—	Micromet published preclinical results for its humanized antibody D93 in the International Journal of Cancer.
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—	Morphotek obtained an exclusive worldwide license from Micromet for an antibody targeting an antigen with potential for the treatment of certain cancers, including melanoma.

—	Micromet granted TRACON Pharmaceuticals exclusive worldwide rights to develop and commercialize Micromet’s D93 antibody with a novel mode of action for the treatment of cancer. Under the terms of the agreement, TRACON will pay Micromet an upfront license fee and milestone payments of more than $100 million, if D93 is successfully developed and commercialized.
Financial Results:
Quarter Ended December 31, 2006
For the three months ended December 31, 2006, Micromet recognized revenues of $13.8 million, compared to $8.7 million for the same period in 2005. Included in 2006 revenues was the receipt of a $10.0 million milestone payment from Merck Serono following the completion of two phase 2 clinical trials for adecatumumab. Total operating expenses were $10.9 million for the three months ended December 31, 2006, compared to $9.4 million for the same period in 2005. For the three months ended December 31, 2006, Micromet reported net income of $3.4 million, or $0.11 per basic and diluted share, compared to a net loss of $6.7 million, or $0.42 per basic and diluted share, for the same period in 2005. The positive net income is due primarily to the milestone payment received from Merck Serono.
Year Ended December 31, 2006
Revenues for the year ended December 31, 2006 were $27.6 million, compared to $25.7 million for 2005. For the year ended December 31, 2006, Micromet reported operating expenses of $61.2 million, compared to $35.4 million for the same period in 2005. In connection with the merger with CancerVax, Micromet recorded a non-recurring, non-cash charge of $20.9 million in the second quarter due to the immediate write-off of CancerVax’s in-process research and development programs. For the year ended December 31, 2006, net loss was $34.0 million, or $1.29 per basic and diluted share, compared to $19.1 million, or $3.70 per basic and diluted share, for 2005.
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Micromet ´s cash and cash equivalents were $24.3 million as of December 31, 2006. Based on the status of our development programs, we believe this cash balance is sufficient to fund our operations into the second quarter of 2008.
Summary of Recent Events:
Interim Data from an Ongoing Phase 1 Clinical Trial of MT103
On December 12, 2006, Micromet presented interim data from an ongoing phase 1 European clinical trial of MT103 (also known as MEDI-538) during an oral presentation session on “Targeted Therapy of Non-Hodgkin-Lymphoma (NHL)” at ASH. MT103, which is being co-developed with MedImmune, is a drug being developed for the treatment of patients with B cell-derived lymphomas and leukemias. The interim data indicated that MT103 is well tolerated overall at the dose levels administered, and Micromet cited the observation of clinical responses in heavily pre-treated, advanced-stage NHL patients.
Phase 2a Data in Metastatic Breast Cancer with Adecatumumab Presented at San Antonio Breast Cancer Meeting
On December 15, 2006, Micromet and its collaborative partner Merck Serono reported at the San Antonio Breast Cancer Meeting, San Antonio, Texas, on the outcome of a phase 2a trial testing the activity of adecatumumab in metastatic breast cancer. Adecatumumab, a fully human monoclonal antibody targeting tumor cells overexpressing the epithelial cell adhesion molecule (EpCAM), was assessed as a single agent for efficacy and safety in patients with EpCAM-positive metastatic breast cancer (N=109). This clinical trial evaluated adecatumumab at two dose levels in patients with high and low EpCAM expression. While the primary endpoint was not met, the results indicated dose dependent activity of adecatumumab, as well as a trend towards longer time to progression for patients expressing high levels of EpCAM on their primary tumor. Adecatumumab was generally well tolerated with the observation of a dose-dependent increase in the incidence of Grade 1-2 adverse events (AEs). Adecatumumab is also being evaluated in combination with docetaxel in an ongoing phase 1b clinical trial in Europe. The information from the current trials will
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be used to further refine the targeted patient population and dosing regimens, as well as to explore other solid tumor settings.
$10 million Milestone Payment from Merck Serono
On December 4, 2006, Micromet announced that it had received a $10 million milestone payment from Merck Serono. The milestone payment was made in connection with the completion of two phase 2 clinical trials with adecatumumab evaluated as a single agent for the treatment of patients with metastatic breast cancer and prostate cancer, respectively.
Merck Serono Collaboration Amendment
On December 5, 2006, Micromet announced that Merck Serono and Micromet had agreed to amend their collaboration agreement under which the two companies are developing adecatumumab. The companies are planning additional exploratory and clinical activities to identify the optimal dosing regimen, as well as explore additional indications for adecatumumab and initiate a new phase 1 monotherapy study for the treatment of patients with solid tumors which we plan to begin in 2007. Merck Serono will reimburse Micromet for its costs incurred in connection with the development program.
First International EpCAM Symposium
On January 29, 2007 Micromet reported in the British Journal of Cancer on proceedings from an international symposium on EpCAM (CD326). EpCAM is one of the most frequently and intensely expressed tumor-associated antigens known. EpCAM overexpression is linked to poor survival in several tumor types including breast, ovarian and pancreatic cancer; is associated with increased metastatic potential; and is found on tumor stem cells. Micromet has two product candidates targeting EpCAM in development which target EpCAM: adecatumumab, a human antibody, which is in clinical development, and MT110, a BiTE molecule, which is in formal preclinical development.
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Morphotek License
On February 12, 2007, Micromet and Morphotek Inc., a privately held biopharmaceutical company focused on the discovery and development of therapeutic monoclonal antibodies, announced that Morphotek exercised its option under a 2004 agreement to obtain an exclusive worldwide license for an antibody targeting an antigen with potential activity for the treatment of certain cancers, including melanoma. Under the terms of the agreement with Morphotek, Micromet has received a payment in connection with the exercise of the option by Morphotek and is eligible to receive development milestone payments and royalties on net sales. Morphotek is planning to file an investigational new drug (IND) application later this year and to commence clinical trials in 2008.
TRACON License
Today, Micromet announced an agreement granting TRACON Pharmaceuticals, Inc., a privately held biopharmaceutical company focused on the development of products for cancer treatment, the exclusive worldwide rights to develop and commercialize Micromet’s D93 antibody with a novel mode of action for the treatment of cancer. Under the terms of the agreement, TRACON will be responsible for all development and commercial activities and plans to initiate a phase 1 clinical trial in the second half of this year. Micromet will receive license fees and milestone payments from TRACON of $100 million, if D93 is successfully developed and commercialized. In addition, we will receive royalties on worldwide sales.
Summarizing the events, Christian Itin, Ph.D., President and Chief Executive Officer of Micromet said: “We are well on track with the post-merger integration and continue to make progress with our entire product pipeline. On the clinical development front, we have reported interim phase 1 results for the MT103 NHL program at the recent ASH meeting in Orlando and phase 2a results at the San Antonio Breast Cancer Meeting for adecatumumab and look forward to continuing to move these programs forward. Our financial position was further strengthened with the receipt of the $10 million milestone payment from Merck Serono on the adecatumumab program in the fourth
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quarter of 2006. Furthermore, we expect to announce additional results of our clinical and preclinical programs, as well as business development efforts during the first half of 2007.”
2007 Outlook:

—	Micromet and its partner MedImmune plan to initiate a first clinical trial with MT103/MEDI-538 in non-Hodgkins lymphoma patients in the U.S. and a phase 2 clinical trial in acute lymphatic leukemia in Europe.

—	Micromet and its partner Merck Serono will continue their ongoing phase 1b trial in metastatic breast cancer with adecatumumab in combination with docetaxel and are planning to initiate a phase 1 clinical trial to test adecatumumab in other solid tumors.

—	Micromet plans to advance its preclinical development program for MT110 towards an IND/IMPD filing in 2007, and is evaluating strategic corporate collaborations with this program.

—	Micromet and its partner TRACON Pharmaceuticals plan to initiate a phase 1 clinical trial for D93 in the second half of 2007.

—	Micromet is continuing its outlicensing activities with respect to MT203 and MT204.

—	Micromet will continue its research and development programs for the discovery of new BiTE product candidates.
Conference Call and Audio Webcast Today, March 16, 2007, at 9:00am Eastern Time
Micromet will host a conference call and audio webcast today to discuss these financial results at 9:00 am Eastern Time (2:00 pm Central European Time). To participate in this conference call, dial 866-713-8565 (U.S.) or 617-597-5324 (international), passcode: Micromet. The audio webcast can be accessed at: www.micromet-inc.com.
A replay of the call will be available from 12:00 pm Eastern Time on March 16, 2007 (5:00 pm Central European Time) through Wednesday, March 21, 2007. The replay number is 888-286-8010 (U.S.) or 617-801-6888 (international), passcode: 53343055.
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About Micromet, Inc. (www.micromet-inc.com)
Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. MT103 (MEDI-538), which is the first product candidate based on Micromet’s proprietary BiTE® product development platform, is being evaluated in a phase 1 clinical trial for the treatment of patients with non-Hodgkins lymphoma. The BiTE® product development platform is based on a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Adecatumumab (MT201), a recombinant human monoclonal antibody which targets EpCAM expressing tumors, has completed two phase 2a clinical trials, one in patients with breast cancer and the other in patients with prostate cancer. In addition, a phase 1b trial evaluating the safety and tolerability of adecatumumab in combination with docetaxel is currently ongoing in patients with metastatic breast cancer. Micromet has established collaborations with MedImmune, Inc. and Merck Serono.
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the efficacy, safety, and intended utilization of Micromet’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research, discovery of new product candidates, and clinical trials, and plans regarding partnering activities, outlicensing activities, and the establishment and growth of key management functions in the U.S. Factors that may cause actual results to differ materially include difficulties encountered in integrating CancerVax and Micromet AG, the risk that product candidates that appeared promising in early research and clinical
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trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that the Company will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, the risks associated with reliance on collaborative partners for future revenues under the terms of its existing collaboration agreements, further clinical trials, development and commercialization of product candidates, and the risks associated with recruiting, incorporating and retaining individuals to fill key management functions. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in Micromet’s periodic reports and other filings with the SEC, including the “Risk Factors” sections of such reports.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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Micromet, Inc.
Consolidated Balance Sheets
(In thousands, except par value)

	December 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$24,301	$11,414
Accounts receivable	2,319	2,170
Prepaid expenses and other current assets	2,048	1,043

Total current assets	28,668	14,627
Property and equipment, net	3,357	3,513
Loans to related parties	—	213
Loans to employees	78	70
Goodwill	6,917	—
Patents, net	8,850	9,705
Deposits and other assets	243	113
Restricted cash	3,059	636

Total assets	$51,172	$28,877

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,680	$1,287
Accrued expenses	10,153	6,534
Other liabilities	366	1,927
Short-term note	1,320	2,852
Current portion of long-term debt obligations	599	3,638
Current portion of convertible notes payable	—	2,761
Current portion of deferred revenue	2,972	6,035

Total current liabilities	17,090	25,034
Convertible notes payable, net of current portion	—	11,844
Deferred revenue, net of current portion	195	52
Other non-current liabilities	1,961	949
Long-term debt obligations, net of current portion	7,408	5,531
Commitments
Stockholders’ equity (deficit):
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	—	—

Common stock, $0.00004 par value; 150,000 shares authorized; 31,419 and 17,915 shares issued and outstanding at December 31, 2006 and 2005, respectively	1	1
Additional paid-in capital	163,482	67,181
Stock subscription from conversion	—	23,108
Stock subscription receivable	(27)	(242)
Accumulated other comprehensive income	5,869	6,234
Accumulated deficit	(144,807)	(110,815)

Total stockholders ´ equity (deficit)	24,518	(14,533)

Total liabilities and stockholders’ equity (deficit)	$51,172	$28,877

Micromet, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Collaboration agreements	$12,596	$6,798	$25,449	$23,130
License fees	1,085	1,818	1,959	2,482
Other	126	63	175	111

Total revenues	13,807	8,679	27,583	25,723
Operating expenses
Research and development	7,385	7,714	28,252	28,579
In-process research and development	—	—	20,890	—
General and administrative	3,495	1,732	12,012	6,861

Total operating expenses	10,880	9,446	61,154	35,440

Income/(loss) from operations	2,927	(767)	(33,571)	(9,717)
Other income (expenses)
Interest expense	(193)	(1,147)	(1,725)	(5,176)
Interest income	161	90	743	335
Other income (expense)	500	(121)	561	288

Net income/(loss)	$3,395	$(1,945)	$(33,992)	$(14,270)
Beneficial conversion charge on issuance of preferred shares	—	(4,780)	—	(4,780)

Net income/(loss) attributable to common shareholders	$3,395	$(6,725)	$(33,992)	$(19,050)

Basic net income/(loss) per common share	$0.11	$(0.42)	$(1.29)	$(3.70)

Diluted net income/(loss) per common share	$0.11	$(0.42)	$(1.29)	$(3.70)

Weighted average shares used to compute basic net income/(loss) per share	31,416	15,239	26,366	5,147

Weighted average shares used to compute diluted net income/(loss) per share	31,966	15,953	26,366	5,147

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Contact Information

Company:	Investor Contacts:	Media Contacts:
Christopher Schnittker, SVP & CFO	Susan Noonan (U.S.)	Patricia Garrison (U.S.)
(760) 494-4238	(212) 966-3650	(917) 322-2567
cschnittker@micromet-inc.com	susan@sanoonan.com	pgarrison@rxir.com

	Ines-Regina Buth (Europe)	Evelyn Wolf (Europe)
	+49 (0)30 2363 2768	+49 (0)89 4445 2099
	ines@akampion.com	evelyn@akampion.com